SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 20, 2022

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.001 Par Value	“IONS”	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase and Sale Agreements and Lease Agreements

On October 20, 2022, Ionis Gazelle, LLC (“Ionis Gazelle”), a wholly owned subsidiary of Ionis Pharmaceuticals, Inc. (“Ionis”), entered into a purchase and sale agreement (the “Campus Purchase Agreement”) with 2850 2855 & 2859 Gazelle Owner (DE) LLC (the “Campus Purchaser”), a subsidiary of Oxford Properties Group, pursuant to which Ionis Gazelle agreed to sell certain real estate located at 2850, 2855 and 2859 Gazelle Court, Carlsbad, California (the “Existing Campus”) to the Campus Purchaser for a purchase price of $258.4 million (the “Campus Sale-Leaseback Transaction”), plus $5.0 million held in escrow (the “Additional Purchase Price”), subject to terms and conditions contained in the Campus Purchase Agreement. The closing of the Campus Sale-Leaseback Transaction occurred concurrently with the parties’ execution of the Campus Purchase Agreement. On October 20, 2022, Ionis concurrently entered into a purchase and sale agreement (the “BTS Purchase Agreement”) with Oxford I Asset Management USA Inc. (the “BTS Purchaser”), also a subsidiary of Oxford Properties Group, pursuant to which Ionis agreed to sell certain real estate consisting of vacant land located near the Existing Campus, comprising Lots 21 and 22, Carlsbad Oaks North Business Park, Carlsbad, California (the “BTS Property”) to the BTS Purchaser for a purchase price of $33.0 million (the “BTS Sale-Leaseback Transaction”), subject to terms and conditions contained in the BTS Purchase Agreement. The closing of the BTS Sale-Leaseback Transaction will occur after, and is contingent upon, Ionis obtaining entitlements necessary to construct certain office and laboratory improvements on the BTS Property (the “Improvements”). If closing of the BTS Sale-Leaseback Transaction occurs, the purchase price for the Existing Campus will be deemed to have increased by $5.0 million, to $263.4 million in the aggregate, and the Additional Purchase Price will be released from escrow to Ionis.

Upon the closing of the Campus Sale-Leaseback Transaction, Ionis and the Campus Purchaser concurrently entered into a lease agreement (the “Campus Lease”), pursuant to which Ionis leases the Existing Campus from the Campus Purchaser for an initial term of 180 months (which term will automatically be extended to be co-terminus with the term of the BTS Lease (defined below), if closing of the BTS Sale-Leaseback Transaction occurs), with two renewal options of five years each. The total annual base rent under the Campus Lease is currently $15,542,037 per year, and will increase annually by the Consumer Price Index, subject to a floor of 2.5% and ceiling of 5.5%. Ionis will also be responsible for payment of all operating expenses, property taxes and insurance for the Existing Campus. Pursuant to the terms of the Campus Lease, Ionis has a right of first offer to purchase the Existing Campus should the Campus Purchaser intend to sell the Existing Campus to a third party.

If closing of the BTS Sale-Leaseback Transaction occurs, Ionis and the BTS Purchaser will enter into a lease agreement (the “BTS Lease”), pursuant to which Ionis will lease the to-be-constructed Improvements on the BTS Property from the BTS Purchaser for an initial term of 180 months, with two renewal options of five years each. Upon entering into the BTS Lease, the BTS Purchaser will, at its cost, construct the shell and core of the Improvements, and Ionis will, at its cost (but subject to reimbursement from a tenant improvement allowance from the BTS Purchaser), complete the tenant improvements for the Improvements. The term of the BTS Lease will commence on the date that is the earlier of (i) ten months following delivery of the Improvements to Ionis for commencement of construction of the tenant improvements, and (ii) the date Ionis begins operating in the premises for business purposes. The total annual base rent under the BTS Lease for the first year of the term will equal 6.35% multiplied by the costs incurred by the BTS Purchaser to acquire, design, construct, finance, and otherwise develop the shell and core of the Improvements, including, among other things, the tenant improvement allowance. Such base rent will increase annually by the Consumer Price Index, subject to a floor of 2.5% and ceiling of 5.5%. Ionis will also be responsible for payment of all operating expenses, property taxes and insurance for the BTS Property and Improvements. Pursuant to the terms of the BTS Lease, Ionis has a right of first offer to purchase the BTS Property and Improvements should the BTS Purchaser intend to sell the BTS Property and Improvements to a third party.

The foregoing description of the material terms of (i) the Campus Purchase Agreement is qualified in its entirety by reference to the full text of the Campus Purchase Agreement, (ii) the BTS Purchase Agreement is qualified in its entirety by reference to the full text of the BTS Purchase Agreement, and (iii) the Campus Lease is qualified in its entirety by reference to the full text of the Campus Lease, a copy of each of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the quarter and year ended December 31, 2022.

Defeasance Agreement

On October 20, 2022, Ionis Gazelle, as “Original Borrower,” entered into a Defeasance Pledge and Security Agreement (the “Defeasance Agreement”) with Wells Fargo Bank, National Association, as Trustee for the Benefit of the Registered Holders of UBS Commercial Mortgage Trust 2017-C3, Commercial Mortgage Pass-Through Certificates, Series 2017-C3, as secured party (Trustee or its successors and assigns, “Lender”), and, for the sole purpose of agreeing to the provisions of Sections 6(a)(viii), 7, 8, 9(b), 12, 14, 15, 16, 22, 25 and 26 of the Defeasance Agreement, U.S. Bank Trust Company, National Association, a national banking association, as Securities Intermediary and Custodian (together with its successors and assigns, “Intermediary”).

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“Original Lender”), made a loan (the “Mortgage Loan”) to Original Borrower in the original principal amount of $51.35 million, pursuant to a Loan Agreement dated July 18, 2017 between Ionis Gazelle and UBS AG (the “Loan Agreement”), and evidenced by (1) a Promissory Note A-1 dated July 18, 2017 in the original principal amount of $36.35 million (the “Note A-1”), (2) a Promissory Note A-2 dated July 18, 2017 in the original principal amount of $5.0 million (the “Note A-2”), and (3) a Promissory Note A-3 dated July 18, 2017 in the original principal amount of $10.0 million (Note A-1, Note A-2 and Note A‑3 are, individually and collectively, the “Note” or the “Notes”).  The Mortgage Loan and the Notes were secured by, among other things, a Deed of Trust and Security Agreement dated July 18, 2017 from Original Borrower to and for the benefit of Original Lender (the “Security Instrument”), which granted to Original Lender, among other things, a lien on the real and personal property described in the Security Instrument (the “Mortgaged Property”).  The Mortgage Loan was further evidenced or secured by various other documents, including guaranties, executed by Original Borrower and others in favor of Original Lender (together with the Notes, the Loan Agreement and the Security Instrument, the “Mortgage Loan Documents”).  Original Lender assigned all of its right, title and interest in the Mortgage Loan and the Mortgage Loan Documents, by one or more assignments, to Lender in connection with the issuance of UBS Commercial Mortgage Trust 2017-C3, Commercial Mortgage Pass-Through Certificates, Series 2017-C3. Midland Loan Services, a division of PNC Bank, National Association (“Servicer”), is the Master Servicer under the Pooling and Servicing Agreement dated as of August 1, 2017.

Pursuant to the Mortgage Loan Documents, Original Borrower directed Lender to release the Mortgaged Property and all escrows and reserves from the liens and security interests of the Security Instrument and to release any other collateral or security previously given by Original Borrower as security for the Mortgage Loan upon Original Borrower’s defeasance of the Mortgage Loan (the “Defeasance”).  Original Borrower is the legal and beneficial owner of the securities listed in Exhibit A to the Defeasance Agreement.  Pursuant to the Mortgage Loan Documents, one of the conditions precedent to Lender’s obligation to release the lien of the Security Instrument on the Mortgaged Property is that Original Borrower grant a security interest in the Pledged Collateral, as defined in the Defeasance Agreement, to Lender to secure the payment and performance in full when due of all amounts payable under the Mortgage Loan Documents.

Following the execution of the Defeasance Agreement, Lender, Servicer, Original Borrower, DHC UBSCM 17 C3 Successor Borrower-R, LLC, a Delaware limited liability company (“Successor Borrower”), and Intermediary entered into the Defeasance Assignment, Assumption and Release Agreement, dated October 20, 2022 (the “Defeasance Assignment Agreement”), pursuant to which, among other things, Original Borrower transferred the Pledged Collateral, as defined in the Defeasance Agreement, to Successor Borrower and, to the extent set forth in the Defeasance Agreement and related documents, Successor Borrower assumed the rights and obligations of Original Borrower under (i) the Notes, (ii) the Defeasance Agreement, and (iii) the Defeasance Account Agreement dated as of October 20, 2022 among Original Borrower, Lender, Servicer, Intermediary and U.S. Bank National Association as account bank (the “Defeasance Account Agreement”).

The foregoing description of the material terms of (i) the Defeasance Agreement is qualified in its entirety by reference to the full text of the Defeasance Agreement, (ii) the Defeasance Assignment Agreement is qualified in its entirety by reference to the full text of the Defeasance Assignment Agreement, and (iii) the Defeasance Account Agreement is qualified in its entirety by reference to the full text of the Defeasance Account Agreement, a copy of each of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the quarter and year ended December 31, 2022.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: October 24, 2022	By:	/s/ Patrick R. O’Neil
Patrick R. O’Neil
Executive Vice President, Chief Legal Officer and General Counsel